UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant.	☒
Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DIRECT DIGITAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

DIRECT DIGITAL HOLDINGS, INC.
1177 West Loop South, Suite 1310
Houston, Texas 77207
Dear Stockholder:
You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Direct Digital Holdings, Inc. (“DDH,” “Direct Digital” or the “Company”), to be held virtually at 9:30 a.m. Central Time, on Friday, December 27, 2024. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/DRCT2024, where you will be able to listen to the meeting live, submit questions and vote online. At the Annual Meeting, the stockholders will be asked to (i) elect five directors for a term of one year until our 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our Amended and Restated Bylaws (“Bylaws”), (ii) ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024, (iii) amend the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A common stock issuable thereunder by 2,000,000 shares, (iv) approve, for the purpose of Nasdaq Marketplace Rule 5635(d), the issuance of up to 8,500,000 shares of Class A common stock under the Company’s equity line of credit pursuant to the Company’s Share Purchase Agreement (as defined below) (the “Issuance Proposal”) and (v) transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting. You will also have the opportunity to ask questions at the meeting.
Your vote is important. It is important that your stock be represented at the meeting regardless of the number of shares you hold. To be sure your vote counts and assure a quorum, please vote by mobile device or over the Internet, or if you received proxy materials by mail, vote, sign, date and return the proxy card accompanying the printed proxy materials, as soon as possible, regardless of whether you plan to virtually attend the meeting; or if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions for voting provided by your bank, brokerage firm or other nominee, regardless of whether you plan to attend the meeting virtually. If you virtually attend the Annual Meeting and wish to vote virtually, you may revoke your proxy at the meeting.
If you have any questions about the proxy statement or the accompanying Annual Report on Form 10-K for the year ended December 31, 2023, please contact Diana P. Diaz, our Acting Corporate Secretary, at (832) 402-1051.
We look forward to virtually seeing you at the Annual Meeting.
Sincerely,
Mark Walker
Chief Executive Officer
November 15, 2024
Houston, Texas

DIRECT DIGITAL HOLDINGS, INC.
1177 West Loop South, Suite 1310
Houston, Texas 77027
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Friday, December 27, 2024

Time:	9:30 a.m. Central Time

Location:	www.virtualshareholdermeeting.com/DRCT2024
At the meeting, stockholders will be asked to:

1.Elect five directors for a term of one year until our 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our Amended and Restated Bylaws;
2.Ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024;
3.Amend the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A common stock issuable thereunder by 2,000,000 shares;
4.Approve the issuance of up to 8,500,000 shares of the Company’s Class A common stock, in accordance with Nasdaq Listing Rule 5635(d) pursuant to the Equity Reserve Facility (as defined herein); and
5.Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
We will hold our Annual Meeting in virtual format only, via live audio webcast at the date and time specified above, instead of holding the meeting at any physical location. Only those stockholders of record as of the close of business on the record date of November 5, 2024 are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection beginning December 17, 2024, at our offices located at 1177 West Loop South, Suite 1310, Houston, Texas 77027, between the hours of 10:00 a.m. and 5:00 p.m., Central Time, each business day during the 10 days preceding the Annual Meeting, however, if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request. You or your proxyholder may participate, vote, and examine our stockholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/DRCT2024 and using your 16-digit control number.
Please note the technical requirements for virtual attendance at the Annual Meeting, as described in the enclosed proxy statement under the heading “Questions and Answers.”
Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about November 15, 2024, we will mail a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to each of our stockholders of record and beneficial owners at the close of business on the record date. On the date of mailing the Internet Notice, all stockholders will have the ability to access all the proxy material on the website referred to in the Internet Notice. These proxy materials will be available free of charge.
YOUR VOTE IS IMPORTANT!
Submitting your proxy card or voting over the Internet does not affect your right to vote virtually if you decide to virtually attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to virtually attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Acting Corporate Secretary, Diana P. Diaz, at our address above, (ii) submitting a later-dated proxy card or voting over the Internet or mobile device at a later time, or (iii) virtually attending the Annual Meeting and voting. No revocation under (i) or (ii) will be effective unless written notice or the proxy card or updated vote over the Internet or mobile device is received by our Corporate Secretary at or before the Annual Meeting.
When you submit your proxy, you authorize Mark Walker, our Chief Executive Officer, and Diana P. Diaz, our Chief Financial Officer, to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,
Diana P. Diaz
Acting Corporate Secretary
November 15, 2024
Houston, Texas

DIRECT DIGITAL HOLDINGS, INC.
1177 West Loop South, Suite 1310
Houston, Texas 77027
Phone: (832) 402-1051
PROXY STATEMENT
This proxy statement is being made available via Internet access, beginning on or about November 15, 2024, to the owners of shares of common stock of Direct Digital Holdings, Inc. (the “Company,” “our,” “we,” or “Direct Digital”) as of November 5, 2024, in connection with the solicitation of proxies by our Board of Directors for our 2024 Annual Meeting of Stockholders (the “Annual Meeting”).
The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/DRCT2024 on Friday, December 27, 2024, at 9:30 a.m., Central Time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. This proxy procedure is necessary to permit all stockholders, some of whom may be unable to attend the Annual Meeting virtually, to vote on the matters described in this proxy statement. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	3
CORPORATE GOVERNANCE	8
Our Board of Directors	8
Communicating with the Board of Directors	10
Audit Committee	11
Compensation Committee	11
Nominating Committee	12
Code of Business Conduct and Ethics	3
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	14
Audit Fees	14
REPORT OF THE AUDIT COMMITTEE	16
OUR EXECUTIVE OFFICERS	17
Executive Officers	17
EXECUTIVE COMPENSATION	19
Summary Compensation Table	19
Executive Employment Agreements with our Named Executive Officers	19
Outstanding Equity Awards at 2023 Fiscal Year End	20
DIRECTOR COMPENSATION	23
RELATED PERSON TRANSACTIONS	25
STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS	29
PROPOSAL NO. 1 ELECTION OF DIRECTORS; NOMINEES	31
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	32
PROPOSAL NO. 3 AMENDMENT TO THE COMPANY’S 2022 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S CLASS A COMMON STOCK ISSUABLE THEREUNDER	33
PROPOSAL NO. 4 APPROVAL OF THE ISSUANCE OF 8,500,000 SHARES OF CLASS A COMMON STOCK, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(D), PURSUANT TO THE EQUITY RESERVE FACILITY	41
ADDITIONAL INFORMATION	44
Householding of Annual Meeting Materials	44
Stockholder Proposals for Our 2025 Annual Meeting	44
Other Matters	44
Solicitation of Proxies	44
Incorporation of Information by Reference	45
Amendment to Direct Digital Holdings, Inc. 2022 Omnibus Incentive Plan	Annex A

QUESTIONS AND ANSWERS
Q:What is the purpose of the Annual Meeting?
A.At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including to (i) elect five directors for a term of one year until our 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our Amended and Restated Bylaws (“Bylaws”), (ii) ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024, (iii) amend the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A common stock issuable thereunder by 2,000,000 shares, (iv) approve the issuance of up to 8,500,000 shares of the Company’s Class A common stock, in accordance with Nasdaq Listing Rule 5635(d) pursuant to the Equity Reserve Facility (as defined herein) and (v) transact any other business that may properly come before the Annual Meeting or any adjournment thereof.
Q:How can I attend the annual meeting and why is the Company holding the Annual Meeting in a virtual only format?
A.We are holding the Annual Meeting in a virtual format, rather than a meeting at any physical location, in order to encourage attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.
To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/DRCT2024 and use their 16-digit Control Number provided in the Internet Notice to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the bank, brokerage firm or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/DRCT2024. Please note you will only be able to attend and vote in the meeting using this website. All references to attending the Annual Meeting “in person” in this Proxy Statement mean attending the live webcast at the Annual Meeting.
Q:How do I submit questions at the Annual Meeting?
A:We are committed to engagement with our stockholders. You will be able to submit questions during our Annual Meeting by visiting www.virtualshareholdermeeting.com/DRCT2024. While we will try to answer stockholder-submitted questions that comply with the meeting rules of conduct as determined by the chair of the meeting, we may not be able to answer questions due to time constraints. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we are unable to answer the questions at the Annual Meeting, subject to Delaware law, we will reserve our answers for individual outreach following the meeting.
Q:Who is entitled to vote at our Annual Meeting?
A:The record holders of each of our Class A common stock and our Class B Common Stock at the close of business on the record date, November 5, 2024, may vote at the Annual Meeting. Each share of Class A common stock and Class B common stock entitles the holder thereof to one vote on all matters submitted to stockholders per share. There were 3,799,901 shares of Class A common stock and 10,868,000 shares of Class B common stock outstanding on the record date and entitled to vote at the Annual Meeting. All shares of Class B common stock are held by Direct Digital Management, LLC (“DDM”), a Delaware limited liability company indirectly owned by Mark Walker, our Chairman and Chief Executive Officer, and Keith Smith, our President. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning December 17, 2024, at our offices located at 1177 West Loop South, Suite 1310, Houston, Texas 77027, between the hours of 10:00 a.m. and 5:00 p.m., Central Time, each business day during the 10 days preceding the Annual Meeting, however, if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.
Stockholders of Record: Shares Registered in Your Name. If on the record date your shares were registered directly in your name with our transfer agent, Equiniti, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote over the Internet or by mobile device, or if you requested a printed copy of the proxy materials be mailed to you, fill out and return the proxy card enclosed therewith, to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Bank, Brokerage Firm, Custodian or Other Nominee. If on the record date your shares were held in an account at a bank, brokerage firm or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting.
Q:How do I vote?
A:You may vote during the Annual Meeting by following the instructions posted at www.proxyvote.com and entering your 16-digit control number included with the Internet Notice or proxy card, by use of a proxy card if you receive a printed copy of our proxy materials, or via internet or by mobile device as indicated in the proxy card or Internet Notice.
Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a bank, brokerage firm or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your bank, brokerage firm or other nominee. In most instances, you will be able to do this by internet, mobile device or by mail. Please refer to the summary instructions below and those included on your Internet Notice, proxy card or, for shares you hold in street name, the voting instruction card provided by your bank, brokerage firm or other nominee.
•By Internet - If you have Internet access, you may authorize your proxy from any location in the world as directed in the Internet Notice.
•By Mobile Device – If you choose to vote by mobile device, scan the QR code imprinted on the proxy card or Internet Notice using either a smartphone or tablet and you will be taken directly to the Internet Voting site.
•By Mail (if you received a paper copy of the proxy materials by mail) - You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your bank, brokerage firm or other nominee and mail it in the envelope provided.
Q:What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
A:We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page. Technical support will be available starting at approximately 9:15 a.m., Central Time, on December 27, 2024.
Q:What is a proxy?
A:A proxy is a person you appoint to vote your shares on your behalf. If you are unable to virtually attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Mark Walker, our Chief Executive Officer, and Diana P. Diaz, our Chief Financial Officer, as your proxies. Mr. Walker and/or Ms. Diaz may act on your behalf and have the authority to appoint a substitute to act as your proxy.
Q:How will my shares be voted if I vote by proxy?
A:Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the five individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024, (iii) “FOR” the amendment to the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A common stock issuable thereunder and (iv) “FOR” the approval of the Issuance Proposal. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.
Q:How do I revoke my proxy?
A:You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
•Sending a written notice that you are revoking your proxy to Diana P. Diaz, at our address above (so long as we receive such notice no later than the close of business on the day before the Annual Meeting);
•Submitting a later-dated proxy card or voting again via the Internet or mobile device; or
•Virtually attending the Annual Meeting and notifying the election officials at the Annual Meeting that you wish to revoke your proxy and vote virtually. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your bank, brokerage firm or other nominee, you should follow the instructions provided by such bank, brokerage firm or other nominee.
Q:Is my vote confidential?
A:Yes. All votes remain confidential.
Q:What constitutes a quorum at the Annual Meeting?
A:In accordance with Delaware law (the law under which we are incorporated) and our Bylaws, holders of a majority of the voting power of the outstanding shares of stock entitled to vote at such meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.
If a quorum is not present at the Annual Meeting, a majority of the stockholders present virtually and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or if after an adjournment a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.
Q:What vote is required to elect our directors for a one-year term?
A:The affirmative vote of a plurality of the votes of the shares present, virtually at the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting is required for the election of each of the nominees for director. This means that the five director nominees receiving the most “FOR” votes will be elected. You are not permitted to cumulate your votes for purposes of electing directors. Because this is an uncontested election, so long as each candidate receives at least one “FOR” vote, all director nominees will be elected and votes that are withheld will have no effect on the election of the directors. Broker non-votes occur when shares are held indirectly through a bank, brokerage firm or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy, but does not cast a vote on a matter because the broker has not received voting instructions from the beneficial owner, and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the rules of the New York Stock Exchange (“NYSE”), which governs brokers’ use of discretionary authority, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name for the election of the directors because this proposal is not considered a “routine” matter under NYSE Rules. As a result, any shares not voted by a customer will be treated as a broker non-vote and have no effect on the results of this vote. Abstentions will also have no effect on the results of this vote. Virtual attendance at our Annual Meeting will constitute presence in person for purposes of voting at the Annual Meeting.

Q:What vote is required to ratify BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024?
A:The affirmative vote of a majority of the voting power of the shares present, virtually at the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because this proposal is considered a “routine” matter under NYSE rules, discretionary votes by brokers will be counted, and there will be no broker non-votes on this proposal.
Q:What vote is required to amend the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A common stock issuable thereunder?
A:The affirmative vote of a majority of the voting power of the shares present, virtually at the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting is required to amend the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A common stock issuable thereunder. Abstentions will have the same effect as a vote “AGAINST” this proposal. However, broker non-votes will have no effect on the vote for this proposal as they are not considered to be present and entitled to vote on this matter.
Q:What vote is required to approve the Issuance Proposal?
A:The affirmative vote of a majority of the voting power of the shares present, virtually at the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting is required to approve the Issuance Proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. However, broker non-votes will have no effect on the vote for this proposal as they are not considered to be present and entitled to vote on this matter.
Q:What percentage of our outstanding Class A common stock do our directors, executive officers, and 5% beneficial owners own?
A:As of October 16, 2024, our directors, executive officers, and 5% beneficial owners collectively owned, or had the right to acquire, approximately 15.5% of our outstanding Class A common stock and 100% of our Class B common stock. Because the holders of our Class A common stock and Class B common stock vote together as a single class, this means our directors, executive officers and 5% beneficial owners control approximately 78.1% of the voting power of the Company. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 29 for more details.
Q:Who was our independent public accountant for the year ended December 31, 2023? Will this firm be represented at the Annual Meeting?
A:BDO USA, P.C. is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2023. We expect a representative of BDO USA, P.C. to be present virtually at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.
Q:How can I obtain a copy of our Annual Report on Form 10-K?
A:We have filed our Annual Report on Form 10-K for the year ended December 31, 2023 with the SEC. The annual report on Form 10-K is also available on the website referred to in the Internet Notice, in the “Investors” section our website at directdigitalholdings.com and on the website of the SEC at sec.gov. You may obtain, free of charge, a copy of our Annual Report on Form 10-K, including financial statements, by writing to our Acting Corporate Secretary, Diana P. Diaz, or by email at contact@directdigitalholdings.com. Upon request, we will also furnish any exhibits to the Annual Report on Form 10-K as filed with the SEC.
Q:How does the board of directors recommend that I vote my shares?
A:As to the proposals to be voted on at the Annual Meeting, our board of directors unanimously recommends that you vote:
•“FOR” the election to the board of directors of each of the five nominees named in Proposal No. 1;
•“FOR” Proposal No. 2, the ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

•“FOR” Proposal No. 3, the amendment of the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A common stock issuable thereunder; and
•“FOR” Proposal No. 4, the approval of the Issuance Proposal.

CORPORATE GOVERNANCE
Our Board of Directors
Our Bylaws provide that our Board of Directors (our “Board”) shall consist of no fewer than four nor more than 12 members, the number thereof to be determined from time to time by resolution of the Board. The Board most recently set the number of directors at five members. The following individuals are being nominated to serve on our Board (See “Proposal No. 1 — Election of Directors; Nominees”):

Name	Age	Position	Director Since
Mark D. Walker	48	Chairman of the Board	2021
Keith W. Smith	56	Director	2021
Richard Cohen	73	Director	2021
Antoinette R. Leatherberry	63	Director	2021
Mistelle Locke	47	Director	2023
The Company’s Corporate Governance Guidelines provide our board of directors with flexibility to select the appropriate leadership structure at a particular time based on what our Board determines to be in the best interests of the Company. The Company’s Corporate Governance Guidelines provide that our Board has no established policy with respect to combining or separating the offices of chairman of the Board and principal executive officer. Currently, Mr. Walker, our Chief Executive Officer, serves as Chairman of our Board. Our Board determined that, at the present time, having our Chief Executive Officer also serve as the Chairman of our Board provides us with optimally effective leadership and is in our best interests and those of our stockholders. Mr. Walker co-founded the Company, and our Board believes that Mr. Walker’s years of management experience in our industry as well as his extensive understanding of our business, operations and strategy make him well qualified to serve as Chairman of our board of directors. Ms. Leatherberry has served as our lead independent director since January 2022. As lead independent director, Ms. Leatherberry presides over periodic meetings of our independent directors, serves as a liaison between the chairman of our Board and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the management of our risks relating to accounting matters and financial reporting. Our nominating and corporate governance committee is responsible for overseeing the management of our risks associated with the independence of our board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not affected our Board’s leadership structure.
Director Independence
The Company adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board undertook its annual review of director independence on October 14, 2024 and determined that each of Richard Cohen, Antoinette R. Leatherberry and Mistelle Locke satisfy the independence standards established by applicable SEC rules and the rules of The Nasdaq Capital Market. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these non-employee directors is “independent” as that term is defined under the rules of The Nasdaq Capital Market. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
The table above and the following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between or among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.
Mark D. Walker. Mr. Walker became our Chairman and Chief Executive Officer on August 23, 2021 and, from 2018 until August 22, 2021, served in the role of Managing Partner of Direct Digital Holdings LLC, a subsidiary of the Company and our holding company prior to the completion of our initial public offering (“DDH LLC”). Prior to founding Direct Digital with Mr. Smith, Mr. Walker worked at CVG Group, LLC (“CVG Group”), a private equity firm, from October 2016 to May 2019 as the Chief Operating Officer responsible for the operations of the portfolio companies within CVG Group’s holdings. In this role, he was the Acting COO for Ebony Media Operations (“Ebony Media”), where he was responsible for initiating and overseeing the digital transformation of Ebony Media from a print publication to a digital-first organization. Prior to CVG Group and Ebony Media, he worked for the largest retail electricity provider within the United States, NRG Energy Inc. (NYSE: NRG), from 2005 to 2016, in positions of progressively increasing scope and responsibility. While at NRG Energy, he built multiple revenue streams through digital, retail and business development activities while increasing overall revenue to NRG Energy, where he represented approximately 40% of new revenue of NRG Energy Home division. Mr. Walker brings nearly 20 years of experience building relationships and revenue generating operations for Fortune 500 corporations, working in business development and marketing for Deloitte, and startup organizations. Throughout his career, Mr. Walker has sat on multiple advisory boards within the industry, such as Hitwise and Dentsu Aegis, and has written multiple articles and case studies that have been showcased in Jupiter Research and Search Engine Watch. We believe that Mr. Walker is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our Chief Executive Officer and a founder of the Company, as well as his other extensive executive experience. Mr. Walker holds a B.A. in Economics from The University of Texas and was a member of the Board of Directors of the University of Texas Alumni Association.
Keith W. Smith. Mr. Smith is a co-founder of the Company and became our President on August 23, 2021 and, from 2018 until August 22, 2021, served in the role of Managing Partner of DDH LLC. Prior to founding Direct Digital, Mr. Smith was a Managing Partner at Parkview Advisors, LLC, and President and CEO of Parkview Capital Credit, Inc., from November 2014 to April 2020, where he invested and managed more than $75 million with small and mid-sized businesses to provide acquisition and growth capital. Prior to Parkview, Mr. Smith served as Managing Director for a private equity-led, direct lending platform, Capital Point Partners, where he invested and managed more than $150 million in direct lending first lien, second lien and mezzanine investments, as well as complimentary minority equity investments. Prior to Capital Point Partners, he worked for Rabobank International (“RI”) from 2006 to 2009, where he was a Vice President and Portfolio Manager of more than $2 billion in direct lending and structured credit bank assets for one of the company’s special investment vehicles. He played a key role in originating new client transactions as well as managing a book of existing bank clients. Prior to RI, he was an Associate Director in the Structured Finance Group of Standard & Poor’s from 2003 to 2006, where he analyzed and rated transactions across a broad spectrum of asset types. In addition to his investment banking background, Mr. Smith also has over six years of legal experience as an attorney and has served on the boards of numerous portfolio companies. We believe that Mr. Smith is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our President and a co-founder of the Company, as well as his other executive experience and financial, investment and management experience. Mr. Smith holds a B.A. in Economics from The University of Texas at Austin; a J.D. from Southern Methodist University; and an M.B.A. from The Olin School of Business at Washington University in St. Louis.
Richard Cohen. Mr. Cohen became a member of our board of directors in November 2021. He has served as President of Richard M Cohen Consultants since 1996, where he provides corporate financial consulting services to a number of clients. Mr. Cohen served as Founder and Managing Partner of Chord Advisors from March 2012 to July 2015, a firm providing outsourced CFO services to both public and private companies. Prior to founding Chord Advisors, Mr. Cohen served as the Interim CEO, and as a member of the board of directors, of CorMedix Inc. (NASDAQ: CRMD), from March 2012 to July 2015. Mr. Cohen has also served as a partner with Novation Capital from July 2001 to August 2012 until its sale to a private equity firm. He has served as a member of numerous boards and committees, including as a member of the audit committee of Rodman and Renshaw, an investment banking firm, from July 2008 to August 2012, and as a member of the board of directors of Great Elm Capital Corp., a public company which operates as a management investment company, since March 2022; Smart for Life, Inc. (NASDAQ: SMFL), a public company which develops, manufactures and sells nutritional and related products, from February 2022 to August 2022; 20/20 GeneSystems Inc., a private company in the digital diagnostics sector, since 2018; Ondas Networks, Inc. (NASDAQ: ONDS), a public company which provides private wireless data and drone solutions, since 2016; and Helix BioMedix, a former public company specializing in dermatology and consumer products, since 2005, where he has also served as a member of the audit committee. We believe that Mr. Cohen is qualified to serve as a member of our board of directors because of his extensive financial experience, as well as his leadership and management skills gained from his prior board experience. He holds a B.S. with honors in Economics from the University of Pennsylvania Wharton School and an M.B.A. from Stanford University.
Antoinette R. Leatherberry. Ms. Leatherberry became a member of our board of directors in November 2021. Ms. Leatherberry retired from Deloitte, a consulting, audit, tax and advisory services company, in September 2020, where she served in a number of roles during her 30-year career, including Board Relations Leader for the Risk and Financial Advisory practice, from September 2017 to September 2020, and Principal, Technology Strategy, from 2008 to August 2017. She also served as President of the Deloitte Foundation, from 2016 until her retirement. Ms. Leatherberry has served as a member of the board of directors, audit committee, and human resource committee of Zoetis Inc. (NYSE: ZTS), a public animal health company, since December 2020, and as a member of the board of directors, the nominating and governance committee, and the compensation committee of American Family Insurance Mutual Holding Company, Inc., a private mutual company, since January 2021. She has also served on the Widener University Board of Trustees, since 2015, and the Boston University Board of Trustees since September 2020. She previously served as chair of The Executive Leadership Council from January 2019 until December 2020. We believe that Ms. Leatherberry is qualified to serve as a member of our board of directors because of her extensive experience with complex technology transformations, her strategic digital technology experience, and her corporate governance expertise. She holds a B.S. in Mechanical Engineering from Boston University and an M.B.A. in Operations Management and Supervision from Northeastern University.
Mistelle Locke. Ms. Locke was appointed to our Board in January 2023, upon the recommendation of the Nominating and Corporate Governance Committee. Ms. Locke served as an advisor to the Board from February 2022 through January 2023. She previously served as Chief Marketing Officer for industry leader Dentsu Media. Prior to that, Ms. Locke served in several senior executive positions for iProspect, including President of iProspect Americas, Global Chief Client Officer and Global Chief Marketing Officer. Ms. Locke transformed iProspect, a company that she helped grow through a merger in 2008 with her company, Range Online Media, from an SEO brand into the largest and most innovative digital media and performance agency in the world scaled across more than 90 markets with more than 8,000 media and performance specialists. In her career, Ms. Locke has worked with some of the world’s most iconic brands, including General Motors, Adidas, NIKE, The GAP Brands, Microsoft, Estée Lauder Companies, Accor Hotels, Burberry, Heineken and Kering. She also received the e-Microsoft Bing “Lifetime Achievement” award, for her contribution to the digital advertising industry, and Fast Company listed her on its list of “25 Top Women Business Builders.” We believe Ms. Locke is qualified to serve as a member of our board of directors because of her tremendous amount of industry insight and expertise and will be a valuable asset for the senior leadership team and our strategic decision-making. She holds a Bachelor’s Degree in Corporate Communications from the University of Texas.
Meetings
During 2023, our Board held fourteen meetings and took action by unanimous written consent six times. Our independent directors have regularly scheduled meetings at which only independent directors are present. Each incumbent director attended at least 75% of the total number of meetings of the board of directors and the committees on which he or she served during the fiscal year ended December 31, 2023. The permanent committees established by our Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. All of our directors attended the 2023 annual meeting of stockholders.
Communicating with the Board of Directors
Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Diana P. Diaz, our Acting Corporate Secretary, at our offices located 1177 West Loop South, Suite 1310, Houston, Texas 77027. The Corporate Secretary will review all such correspondence and regularly forward to our Board a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at compliance@directdigitalholdings.com. These concerns will be immediately brought to the attention of our Board and handled in accordance with procedures established by our Board.

Audit Committee
Our audit committee consists of Mr. Cohen and Mses. Leatherberry and Locke. The Audit Committee held seven meetings during the fiscal year ended December 31, 2023. Under the Nasdaq listing rules and Rule 10A-3 under the Exchange Act (“Rule 10A-3”), the audit committee is required to be comprised of at least three directors who meet certain independence and experience standards. Our board of directors has determined that each of Mr. Cohen and Mses. Leatherberry and Locke satisfy the independence requirements under the Nasdaq listing standards and Rule 10A-3. The chair of our audit committee is Mr. Cohen, whom our board of directors determined is an “audit committee financial expert” within the meaning of SEC regulations.
Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:
•helping our board of directors oversee our corporate accounting and financial reporting processes;
•reviewing and discussing with management all press releases regarding our financial results and any other information provided to securities analysts and rating agencies, including any non-GAAP financial information;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing and approving any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm; and
•reviewing and investigating conduct alleged to be in violation of our code of business conduct and ethics, and adopting, as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.
Our audit committee operates under a written charter that satisfies the applicable Nasdaq listing standards, which is available at https://ir.directdigitalholdings.com/corporate-governance/governance-documents and is reviewed on an annual basis by our audit committee.
The report of the Audit Committee can be found on page 16 of this proxy statement.
Compensation Committee
Our compensation committee consists of Mr. Cohen and Mses. Leatherberry and Locke, each of whom, our board of directors determined, is independent under the Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chair of our compensation committee is Ms. Locke. The compensation committee held eight meetings during the fiscal year ended December 31, 2023.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

Specific responsibilities of our compensation committee include:
•reviewing and advising the board of directors concerning our overall compensation philosophy, policies and plans, including reviewing both regional and industry compensation practices and trends;
•reviewing and approving corporate and personal performance goals and objectives relevant to the compensation of the Company’s chief executive officer, and making recommendations to the board of directors regarding all executive officer executive compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites);
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit-sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;
•reviewing and discussing with management the disclosures regarding executive compensation to be included in our public filings or stockholder reports;
•reviewing and recommending to our board of directors the compensation paid to our directors; and
•overseeing, jointly with the full board, engagement with proxy advisory firms on executive compensation matters.
Our compensation committee operates under a written charter that satisfies the applicable Nasdaq listing standards, which is available at https://ir.directdigitalholdings.com/corporate-governance/governance-documents and is reviewed on an annual basis by our audit committee.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Mr. Cohen and Mses. Leatherberry and Locke, each of whom, our board of directors determined, is independent under the Nasdaq listing standards. The chair of our nominating and corporate governance committee is Ms. Leatherberry. The nominating and corporate governance committee held four meetings during the fiscal year ended December 31, 2023.
Specific responsibilities of our nominating and corporate governance committee include:
•evaluating or recommending to our board of director nominees for each election of directors, except that if we are at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, our nominating and corporate governance committee need not evaluate or propose such nomination, unless required by contract or requested by our board of directors;
•determining criteria for selecting new directors, including desired board skills, experience and attributes;
•considering any nominations of director candidates validly made by our stockholders;
•reviewing and making recommendations to our board of directors concerning qualifications, appointment and removal of committee members;
•developing, recommending for approval by our board of directors and reviewing on an ongoing basis the adequacy of the corporate governance principles applicable to us, including, but not limited to, director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation;
•reviewing and making recommendations regarding the committee structure and composition;
•reviewing and recommending to our board of directors changes to our bylaws as needed;
•developing orientation materials for new directors and corporate governance-related continuing education for all directors; and
•overseeing succession planning for executive officers.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable Nasdaq listing standards, which is available at https://ir.directdigitalholdings.com/corporate-governance/governance-documents and is reviewed on an annual basis by our audit committee.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics. Our code of business conduct and ethics is intended to document the principles of conduct and ethics to be followed by all of our directors, officers and employees. Its purpose is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest. The full text of our code of business conduct and ethics is posted on the investor relations section of our website at https://ir.directdigitalholdings.com/corporate-governance/governance-documents. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website or in filings under the Exchange Act.
Policy Prohibiting Hedging and Speculative Trading
Pursuant to our Insider Trading Policy, our directors, executive officers and employees are prohibited from engaging in speculative trading, including short-term trading, short sales, options trading, trading on margin or pledging or hedging transactions with respect to Company securities.
Board Diversity
The matrix below, as required by Nasdaq rules, sets forth the self-identified gender identity and demographic diversity attributes of each of our directors, and the brief biographical description of the directors set forth above under the heading “—Our Board of Directors” includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.
To see our Board Diversity Matrix as of February 15, 2023, please see the proxy statement filed with the SEC on May 1, 2023.
Board Diversity Matrix (as of October 16, 2024)
Total Number of Directors

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	—
Part II: Demographic Background
African American or Black	1	2	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
BDO USA, P.C. is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2023. We expect a representative of BDO USA, P.C. to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions (see “Questions and Answers” for more information regarding submitting questions).
Our Board has asked the stockholders to ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024. See “Proposal No. 2: Ratification of Appointment of BDO USA, P.C. as Our Independent Registered Public Accounting Firm” on page 32 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining BDO USA, P.C. independence. All proposed engagements of BDO USA, P.C., whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.
Audit Fees and Services
As previously reported, the Audit Committee appointed BDO USA, P.C. to serve as the Company’s registered public accounting firm for fiscal year ended December 31, 2023. The following table summarizes the fees BDO USA, P.C. billed to us for the last two fiscal years.

	Years Ended December 31,
Fee Category	2023	2022
Audit Fees (1) (BDO USA, P.C.)	$850,763	$—
Total Fees	$850,763	$—
_______________________
(1)Audit fees consist of fees billed for professional services rendered by BDO USA, P.C. for the audits of our annual consolidated financial statements, the reviews of our interim consolidated financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
Predecessor Audit Fees and Services
Marcum LLP was our independent registered public accounting firm for the year ended December 31, 2022. The following table summarizes the fees Marcum LLP billed to us for the last two fiscal years.

	Years Ended December 31,
Fee Category	2023	2022
Audit Fees (1) (Marcum LLP)	596,885	$421,666
Audit-Related Fees (2)	46,378	25,750
Tax Fees (3)	—	4,120
All Other Fees	—	—
Total Fees	$643,263	$451,536
_______________________
(1)Audit fees consist of fees billed for professional services rendered by Marcum LLP for the audits of our annual consolidated financial statements, the reviews of our interim consolidated financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for assurance and related services performed by Marcum LLP that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm. These include services related to consultation with respect to special procedures required to meet certain regulatory requirements.
(3)Tax fees consist of fees for professional services with respect to tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies and Procedures
Our audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit). All of the fees paid to BDO USA, P.C. and Marcum LLP in the years ended December 31, 2023 and 2022 were pre-approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE
In monitoring the preparation of our financial statements, the Audit Committee met with both management and BDO USA, P.C., our independent registered public accounting firm for the year ended December 31, 2023, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review with BDO USA, P.C. included a discussion of the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC including, among other things, the following:
•Methods used to account for significant or unusual transactions;
•The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and
•Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.
The Audit Committee has received the written disclosures and the letter from BDO USA, P.C., as required by the standards of the PCAOB, regarding BDO USA, P.C.’s communications with the Audit Committee concerning independence and has discussed with BDO USA, P.C. their independence.
Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.
The Audit Committee reviewed its written charter previously adopted by our Board. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.

By the Audit Committee
Richard Cohen
Antoinette R. Leatherberry
Mistelle Locke

OUR EXECUTIVE OFFICERS
Executive Officers
Our current executive officers are as follows:

Name	Age	Position
Mark D. Walker	48	Chairman and Chief Executive Officer
Keith W. Smith	56	President and Director
Diana P. Diaz	61	Chief Financial Officer
Anu Pillai	54	Chief Technology Officer
Maria Vilchez Lowrey	43	Chief Growth Officer
No executive officer is related by blood, marriage or adoption to any other director or executive officer.
Mark D. Walker. See the section titled “Corporate Governance – Our Board of Directors.”
Keith W. Smith. See the section titled “Corporate Governance – Our Board of Directors.”
Diana P. Diaz. Diana P. Diaz became our Chief Financial Officer in October 2023 after serving as the Company’s interim Chief Financial Officer since June 2023. Ms. Diaz joined the Company from Sharps Compliance Corp. (previously Nasdaq listed (SMED) until its acquisition), a leading national healthcare waste management provider to customers in multiple healthcare-related markets, specializing in regulated waste streams including medical, pharmaceutical and hazardous, where she served for a total of 13 years, including as Vice President and Chief Financial Officer from June 2010 to February 2022. Ms. Diaz’s prior positions include Chief Financial Officer of University General Hospital in Houston, Texas from September 2006 to May 2009, Controller at Memorial Hermann Healthcare System, Texas Medical Center from September 2002 to August 2006 and Controller of the wholesale group at Reliant Energy from July 1998 to May 2002. Ms. Diaz started her career at Deloitte & Touch LLP where she worked from July 1985 to June 1998, ending her tenure at that firm as Audit Senior Manager. Ms. Diaz received her BBA in Accounting from The University of Texas at Austin and her MBA from Rice University’s Jesse H. Jones Graduate School of Management.
Anu Pillai. Anu Pillai was named Chief Technology Officer of Direct Digital in March 2021. Ms. Pillai brings extensive experience in defining and executing new product development solutions as well as large enterprise IT implementations and has successfully led global projects with complete responsibility for cross-functional teams in program management, product design, software development, system architecture, cybersecurity, integration and implementation. Prior to serving at Digital Direct Holdings, Ms. Pillai held executive positions and led digital transformations at several companies, including BLK/OPL, a direct-to-consumer e-commerce cosmetic brand, from 2019 to 2021, where she served as SVP, Digital Technology & Ecommerce, and Ebony Media, publisher of the iconic EBONY magazine, from 2011 to 2019, where she served as SVP, Digital Technology & Monetization. She was responsible at both of these companies for the execution of all technology and digital initiatives including system design and architecture, development, project management, resource planning of onsite/offshore resources and monetization across all digital properties with specific emphasis on increasing revenues through various programmatic channels. Prior to that, Ms. Pillai held leadership roles with leading Fortune 50 technology and infrastructure companies, such as General Electric, from 2005 to 2007, where she served as an IT leaser; Intel Corporation, from 2000 to 2003, where she served as a Senior Software Engineer; and Motorola, from 1996 to 1998, where she served as an analyst, and we believe she has proven experience in managing and leading small and large global development teams with technology resources spread across the U.S., China, Mexico and India. Ms. Pillai holds a B.S. in Computer Science and Engineering from Bharathiar in India.
Maria Vilchez Lowrey. Maria Vilchez Lowrey was named Chief Growth Officer of Direct Digital in August 2022. Ms. Lowrey is responsible for leading business development, channel development, and integrating the management of brand related marketing activities across Direct Digital’s portfolio of brands. With over 20 years of senior level leadership experience working across energy, home services, and steel sectors, Ms. Lowrey has delivered game-changing business transformation initiatives for Fortune 500 retail giants and multi-billion-dollar companies. As an energetic and ambitious leader, she has a passion for building new customer acquisition sales channels, scaling sales channels, and forging relationships that deliver material growth through B2B or B2B2C strategic partnerships. Her strategic partnerships encompass launching transformational energy retail programs for well-known brands like Sam’s Club, Home Depot, Kroger, Best Buy, and AT&T / DIRECTV. Ms. Lowrey comes to Direct Digital from Just Energy, where she served as Senior Vice President of Direct Sales and Partnerships for Just Energy Group (OTC: JE), Amigo Energy, Tara Energy, and

Terrapass, its affiliate brands from December 2016 to August 2022. There, she was responsible for diversifying the company’s direct sales channels by launching its first national retail partnership with one of the largest retailers in the world. Prior to that, she served in various key management positions across sales leadership, business development, operations, and project management at NRG Energy, Inc.(NYSE: NRG) from 2007 to 2016, primarily responsible for building new go-to-market sales channels and developing strategic partnerships with the most well-known brands in the country. Prior to NRG, Ms. Lowrey started her career in the steel industry as global supply chain transportation and procurement manager serving large multi-national consumer companies. Ms. Lowrey spends her free time as a strong advocate of community service, serving on non-profit boards such as Homemade Hope and is on the advisory board for Houston Arts Alliance and Dress for Success Houston which all help underserved communities, especially Hispanics, African Americans and women. Ms. Lowrey holds a B.S. in Management Information Systems from Texas A&M University.

EXECUTIVE COMPENSATION
We have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. In accordance with these rules, our “named executive officers” for fiscal year 2023 were:

•Mark Walker, Chairman and Chief Executive Officer;
•Keith Smith, President; and
•Diana P. Diaz, Chief Financial Officer.
•Susan Echard, former Chief Financial Officer.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2023 and 2022 below.

Name and principal position	Year		Salary ($)	Nonequity incentive plan compensation ($)		Stock awards ($)(2)	Option awards ($)	All other compensation ($)(2)		Total ($)
Mark Walker	2023		530,200	380,335	(1)	276,844	71,759	—		1,259,138
Chairman and Chief Executive Officer	2022		518,750	375,000		98,658	59,388	—		1,051,796

Keith Smith	2023		530,200	380,335	(1)	276,844	71,759	—		1,259,138
President	2022		518,750	375,000		98,658	59,388	—		1,051,796

Diana P. Diaz	2023	(3)	75,000	88,742	(1)	45,879	28,762	—		238,383
Chief Financial Officer

Susan Echard	2023		139,223	—		—	—	135,417	(4)	274,640
Former Chief Financial Officer	2022		272,500	199,250		30,213	18,187	7,400		527,550
(1)The nonequity incentive plan compensation earned in 2023 was paid in 2024 in unrestricted shares of our Class A common stock, with the number of shares determined by dividing the incentive earned by the weighted average closing price of our Class A common stock for the period December 1, 2023 through March 11, 2024. Note, however, that the non-equity incentive amounts shown in the Summary Compensation Table above reflect the value of the shares on the date of their issuance, based on the closing price of our Class A common stock on that date.

(2)Represents aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating these values are described in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

(3)Ms. Diaz was employed by Vaco, LLC, a consulting firm, to which we paid a total of $290,000 in fees for fiscal year 2023, prior to Ms. Diaz joining the Company in October 2023.

(4)Ms. Echard’s employment with the Company ceased on June 5, 2023. As a result of that cessation, Ms. Echard become entitled to severance payments equal to 12 months of her base salary, subject to her continued compliance with restrictive covenants. This amount represents the portion of those severance payments made to her in 2023. The remaining $257,000 in severance payments were made to Ms. Echard in 2024.

Annual Incentive Program
Our named executive officers are each eligible to participate in an annual incentive program. Under this program, each participating executive has a target annual incentive amount and may earn between zero and 150% of that target amount based on the Company’s achievement of specified goals for revenue and EBITDA performance. For 2023, Messrs. Walker and Smith and Ms. Diaz had target annual incentive amounts equal to 75%, 75% and 50% of their base salaries, respectively, and based on 2023 corporate performance, they each earned annual incentive payouts equal to 85% of their target amounts. The earned annual incentive payouts are reported in the Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation.” The earned annual incentive payouts for 2023 were paid in 2024 in the form of unrestricted shares of our common stock, with the number of shares determined by dividing the incentive earned by the weighted average closing price of our Class A common stock for the period December 1, 2023 through March 11, 2024. However, the non-equity incentive amounts shown in the Summary Compensation Table above reflect the value of the shares on the date of their issuance, based on the closing price of our Class A common stock on that date.
Executive Employment Agreements with our Named Executive Officers
Messrs. Walker and Smith and Ms. Diaz have each entered into employment agreements with our subsidiary DDH LLC. The employment agreements set forth their annual base salaries of $500,000, $500,000 and $350,000, respectively, their eligibility for annual bonuses and long-term incentive awards, the at-will nature of their employment, certain expense reimbursements, and their eligibility to participate in our benefit plans generally. In addition, the employment agreements include customary non-competition, non-solicitation, non-disparagement, confidentiality, and intellectual property covenants.
The severance provisions of each executive’s employment agreement are substantially the same. If the executive’s employment ceases for any reason, the executive will be entitled to receive (i) accrued but unpaid base salary through the termination date, (ii) reimbursement for any unreimbursed and reasonable business expenses incurred through the termination date consistent with the expense reimbursement policy of DDH LLC, (iii) payout of accrued but unpaid paid-time-off days, if required by applicable law; and (iv) any other payments, benefits, or fringe benefits to which he or she is entitled as of the termination date under any applicable plan, program or grant.
In addition, if the executive’s employment is terminated without “cause” by DDH LLC or by the executive for “good reason”, in either case prior to a “change in control” (as those terms are defined in the executive’s employment agreement), the executive will be entitled to continuation of his or her base salary for twelve months. However, if such termination without cause or resignation with good reason occurs upon or following a Change in Control, the executive’s period of base salary continuation will be extended from twelve to twenty-four months and the executive will also be entitled to a lump sum payment equal to his or her target bonus for the year of separation. In each case, these severance payments will be conditioned on the executive’s execution of a general release of claims.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by the Company’s named executive officers as of December 31, 2023.

Name and principal position	Number of Securities Underlying Unexercised Options/ Warrant Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Option/ Warrant Exercise Price ($)	Option/ Warrant Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number or Unearned Shares (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares ($)
Mark Walker Chairman and Chief Executive Officer	20,300	40,600	(3)	$1.62	6/10/2032	40,600	(3)	$65,772	—	—
		29,910	(4)	3.96	3/20/2033	60,910	(4)	276,844

Keith Smith President	20,300	40,600	(3)	$1.62	6/10/2032	40,600	(3)	$65,772	—	—
		29,910	(4)	3.96	3/20/2033	60,910	(4)	276,844

Diana Diaz, Chief Financial Officer	—	18,650	(5)	2.46	10/16/2033	18,650	(5)	45,879	—	—
(1)Options vest in equal annual installments over the three years after the option grant date. Each option is subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates. The relevant grant dates are indicated in the footnotes below.
(2)Restricted stock units vest in equal annual installments over the three years after the restricted stock unit grant date. Each restricted stock unit is subject to the condition that the recipient will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates. The relevant grant dates are indicated in the footnotes below.
(3)The grant date of this award was June 10, 2022.
(4)The grant date of this award was March 20, 2023.
(5)The grant date of this award was October 16, 2023.
Other Employee Benefit Plans
The Company sponsors a safe harbor, defined contribution 401(k) and profit-sharing plan (the “401(k) Plan”) that allows eligible employees to defer a percentage of their compensation. The Company matches employee contributions up to a maximum of 100% of the participant’s salary deferral, limited to 4% of the employee’s eligible salary. For the year ended December 31, 2023, the maximum matching contribution an eligible employee could receive under the 401(k) Plan was $13,200. Additionally, the Company may make a discretionary profit-sharing contribution to the 401(k) Plan. During the year ended December 31, 2023, no profit-sharing contributions were made.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table contains information about our equity compensation plans as of December 31, 2023.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	913,512	(1)	$1.02	(2)	488,646	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	913,512	(1)	$1.02	(2)	488,646	(3)
(1)Includes stock options and restricted stock units with respect to 371,116 and 542,396 shares of our common stock, respectively.
(2)Restricted stock units have no exercise price and are therefore not included in the calculation of this weighted average exercise price.
(3)Represents the number of shares of our common stock available for issuance in respect of awards under our 2022 Omnibus Incentive Plan. In addition to stock options and restricted stock units, our 2022 Omnibus Incentive Plan authorizes the issuance of stock appreciation rights, restricted stock awards and stock bonus awards. All shares reserved for issuance under this plan are available for issuance in respect of any type of award that may be made under the plan.
Clawback Policy
In 2023, the Company adopted a clawback policy (the “Clawback Policy”) to comply with the requirements of the Exchange Act, SEC rules and the Nasdaq Stock Market’s listing rules, such that in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the

Company is required to seek recoupment of certain cash and performance-based equity incentive compensation received or deemed to be received by the Company’s current or former executive officers to the extent such compensation is determined to have been erroneously paid. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement. The policy is administered by the Company’s Board of Directors or, if so designated by the Board of Directors, a committee of the Board of Directors. Any determinations made by the Board of Directors or a committee to which the Board’s authority under the Clawback Policy has been delegated shall be final and binding on all affected individuals.
Erroneously Awarded Compensation Analysis
As discussed below in the notes to the Company’s consolidated financial statements contained in the Company’s annual report on Form 10-K for the year ended December 31, 2023, the Company restated its quarterly unaudited interim financial statements as of March 31, 2023, June 30, 2023 and September 30, 2023, for the three-month period ended March 31, 2023, the three- and six-month periods ended June 30, 2023 and for the three- and nine-month periods ended September 30, 2023, as well as certain financial information from 2022. Under the Clawback Policy, in the event of an accounting restatement of financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the amount of Covered Compensation (as defined in the Clawback Policy) subject to recovery from an executive officer is the amount received in excess of the amount that would have been paid to the executive officer absent the restatement, calculated on a pre-tax basis. The Clawback Policy defines “Covered Compensation” to include any non-equity incentive plan awards, bonuses paid from a bonus pool, cash awards, equity or equity-based awards, or proceeds received upon sale of shares acquired through an incentive plan, provided that such compensation is granted, earned, and/or vested based wholly or in part on the attainment of a financial performance measure.
Upon review and consideration, upon authority delegated by the Board of Directors, the Compensation Committee concluded that the revisions to the Company’s previously issued financial statements did not impact any financial metric utilized to determine Covered Compensation during the relevant periods. As a result, the compensation committee determined that there was no erroneously awarded compensation to be recovered under the Company’s Clawback Policy as a result of the restatements.

DIRECTOR COMPENSATION
Director Compensation
Director compensation for the year ended December 31, 2023 is shown in the table below:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Total ($)
Richard Cohen	40,000	80,000	120,000
Antoinette R. Leatherberry	53,500	80,000	133,500
Mistelle Locke(3)	35,000	160,000	195,000
(1)Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating these values are described in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(2)Unvested restricted stock unit awards held by our non-employee directors as of December 31, 2023 are summarized below:

Name	Shares Subject to Award (#)	Grant Date
Richard Cohen	32,922	June 10, 2022
	24,615	June 12, 2023
Antoinette R. Leatherberry	32,922	June 10, 2022
	24,615	June 12, 2023
Mistelle Locke	21,739	January 16, 2023
	24,615	June 12, 2023
(3)Ms. Locke was appointed to our Board on January 16, 2023.

Our non-employee director compensation policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy each director who is not an employee is paid cash compensation as set forth below:
Annual Retainer

Board of Directors:
All non-employee members	$30,000
Additional retainer for non-executive chairperson	$20,000
Audit Committee:
Members	$—
Additional retainer for chair	$10,000
Compensation Committee:
Members	$—
Additional retainer for chair	$5,000
Nominating and Corporate Governance Committee:
Members	$—
Additional retainer for chair	$3,500
These fees are payable in four equal quarterly installments, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors or any committee of the board of directors. We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our board of directors and committee meetings.

Equity Awards
We have no fixed policy regarding the issuance of equity awards to our non-employee directors. However, our board of directors has in recent years approved annual awards of restricted stock units to our non-employee directors. Those awards generally vest (subject to the continued service of the grantee) in three equal annual installments, although vesting may accelerate in certain circumstances, such as in connection with a change in control.

RELATED PERSON TRANSACTIONS
Since January 1, 2022, except as described herein, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, and other than compensation, termination, and change-in-control arrangements.
The written charter of the Audit Committee authorizes, and the Nasdaq Stock Market listing rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.
The following are summaries of certain provisions of transactions since the beginning of our last fiscal year to which we have been a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or immediate family member thereof, had or will have a direct or indirect material interest, and are qualified in their entirety by reference to all of the provisions of such agreements.
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.
Tax Receivable Agreement
We expect to obtain an increase in our share of the tax basis of the assets of DDH LLC when (as described below under “— DDH LLC Agreement — LLC Unit Redemption Right”) DDM (a) redeems or exchanges its LLC Units for newly issued shares of our Class A common stock on a one-for-one basis and (b) receives payments under the Tax Receivable Agreement (such basis increase, a “Basis Adjustment”). We intend to treat such redemptions or exchanges of LLC Units as the direct purchase of LLC Units by Direct Digital Holdings from DDM for U.S. federal income and other applicable tax purposes, regardless of whether such LLC Units are surrendered by DDM to DDH LLC for redemption or sold to Direct Digital Holdings upon the exercise of our election to acquire such LLC Units directly. A Basis Adjustment may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities to the extent that we have positive taxable income in a future tax period that is offset by tax depreciation or amortization deductions arising from such Basis Adjustment. The Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets, which could also generate tax savings for us.
We entered into the Tax Receivable Agreement with DDH LLC and DDM. The Tax Receivable Agreement provides for our payment to DDM of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances, are deemed to realize (calculated using certain assumptions), as a result of any Basis Adjustments and certain other tax benefits arising from payments under the Tax Receivable Agreement. DDH LLC has, in effect, an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange) of LLC Units for shares of our Class A common stock occurs. These Tax Receivable Agreement payments are not conditioned upon any continued ownership interest in either DDH LLC or us by DDMs. The rights of DDM under the Tax Receivable Agreement are assignable to transferees of its LLC Units (other than Direct Digital Holdings as transferee pursuant to subsequent redemptions (or exchanges) of the transferred LLC Units); provided, however, DDM may not, directly or indirectly, assign or otherwise transfer its rights under the Tax Receivable Agreement to any Person (as defined in the Tax Receivable Agreement) (other than to certain “Permitted Transferees” specified in the DDH LLC Agreement) without the express prior written consent of Direct Digital Holdings, and without such Person (including a permitted transferee) executing and delivering a joinder to the Tax Receivable Agreement agreeing to become a party to the Tax Receivable Agreement. We expect to benefit from the remaining 15% of tax benefits, if any, that we may realize. Actual tax benefits realized by us may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumption in the Tax Receivable Agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits.

The Basis Adjustments, as well as any amounts paid to DDM under the Tax Receivable Agreement, will vary depending on a number of factors, including:
•the timing of any subsequent redemptions or exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of DDH LLC at the time of each redemption or exchange;
•the price of shares of our Class A common stock at the time of redemptions or exchanges — the Basis Adjustments, as well as any related increase in any tax deductions, are directly related to the price of shares of our Class A common stock at the time of each redemption or exchange;
•the extent to which such redemptions or exchanges are taxable — if a redemption or exchange is not taxable for any reason, increased tax deductions will not be available; and
•the amount and timing of our taxable income (prior to taking into account the tax depreciation or amortization deductions arising from the Basis Adjustments) — the Tax Receivable Agreement generally requires Direct Digital Holdings to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement. Except as discussed below, in cases of (i) a material breach of a material obligation under the Tax Receivable Agreement, (ii) a change of control or (iii) an early termination of the Tax Receivable Agreement, if Direct Digital Holdings does not have taxable income, it will generally not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year may generate tax attributes that may be utilized to generate tax benefits in future taxable years. The utilization of any such tax attributes will result in payments under the Tax Receivable Agreement.
The aggregate balance of tax receivable liabilities owed to DDM as of December 31, 2023 and 2022, is as follows (in thousands):

	December 31,
	2023	2022
Liability related to tax receivable agreement:
Short term	$41	$183
Long term	5,201	4,150
Total liability related to tax receivable agreement	$5,242	$4,333
For purposes of the Tax Receivable Agreement, cash savings in income tax is computed by comparing Direct Digital Holdings’ actual income tax liability to the amount of such taxes that it would have been required to pay had there been no Basis Adjustments and had the Tax Receivable Agreement not been entered into. The Tax Receivable Agreement generally applies to each of our taxable years. The actual and hypothetical tax liabilities determined in the Tax Receivable Agreement is calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed, weighted-average state and local income tax rate based on apportionment factors for the applicable period (along with the use of certain other assumptions). There is no maximum term for the Tax Receivable Agreement; however, the Tax Receivable Agreement may be terminated by us pursuant to an early termination procedure that requires us to pay DDM an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments).
The payment obligations under the Tax Receivable Agreement are obligations of Direct Digital Holdings and not of DDH LLC. Although the actual timing and amount of any payments that may be made under the Tax Receivable Agreement will vary, we expect that the payments that we may be required to make to DDM could be significant. The actual increases in tax basis with respect to future taxable redemptions, exchanges or purchases of LLC Units, as well as the amount and timing of any payments we are required to make under the Tax Receivable Agreement in respect of the acquisition of LLC Units from DDM in connection with future taxable redemptions, exchanges or purchases of LLC Units, may differ materially from the amounts set forth above because the potential future reductions in our tax payments, as determined for purposes of the Tax Receivable Agreement, and the payments we are required to make under the Tax Receivable Agreement, will each depend on a number of factors, including the market value of our Class A common stock at the time of redemption or exchange, the prevailing federal tax rates applicable to us over the life of the Tax Receivable Agreement (as well as the assumed combined state and local tax rate), the amount and timing of the taxable income that we generate in the future and the extent to which future redemptions, exchanges or purchases of LLC Units are taxable transactions.
There may be a material negative effect on our liquidity if, as described below, the payments made by us to DDM under the Tax Receivable Agreement exceed the actual benefits we receive in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to us by DDH LLC are not sufficient to permit us to make payments under the Tax Receivable Agreement. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts generally will be deferred and will possibly accrue interest until paid by us. Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by DDM under the Tax Receivable Agreement. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments.
In addition, although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the Tax Receivable Agreement, DDM will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to DDM will be netted against future payments otherwise to be made under the Tax Receivable Agreement, if any, after our determination of such excess. In addition, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment. As a result, in such circumstances we could make payments to DDM under the Tax Receivable Agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.
In addition, the Tax Receivable Agreement provides that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor’s obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the Tax Receivable Agreement. As a result, upon a change of control, we could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.
This provision of the Tax Receivable Agreement may result in situations where DDM, a holding company indirectly owned by our Chairman and Chief Executive Officer and our President, have interests that differ from or are in addition to those of our other stockholders. In addition, we could be required to make payments under the Tax Receivable Agreement that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement is dependent on the ability of DDH LLC to make distributions to us. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will possibly accrue interest until paid.
DDH LLC Agreement
We operate our business through DDH LLC and its subsidiaries. We and DDM entered into DDH LLC’s amended and restated limited liability company agreement, which we refer to as the “DDH LLC Agreement,” on February 15, 2022. The operations of DDH LLC, and the rights and obligations of the holders of LLC Units, are set forth in the DDH LLC Agreement.
Appointment as Manager and Voting Rights
Under the DDH LLC Agreement, we are a member and the sole manager of DDH LLC. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of DDH LLC. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of DDH LLC and the day-to-day management of DDH LLC’s business. Pursuant to the terms of the DDH LLC Agreement, we cannot, under any circumstances, be removed as the sole manager of DDH LLC except by our election. In addition, as a result of our 100% ownership of all of the voting interests in DDH LLC, we control the decision-making of any matter required to be approved by the members of DDH LLC as provided under the DDH LLC Agreement.

Compensation
We are not entitled to compensation for our services as manager. We are entitled to reimbursement or capital contribution credit by DDH LLC for fees and expenses incurred on behalf of DDH LLC, including all expenses associated with maintaining our corporate existence.
Distributions
The DDH LLC Agreement requires “tax distributions” to be made by DDH LLC to its members, as that term is defined in the agreement. Tax distributions are made to members on a pro rata basis, including us, in amounts intended to be sufficient to allow the members, including us, to pay taxes owed in respect of income allocated by DDH LLC and to allow us to meet our obligations under the Tax Receivable Agreement (as described above under “— Tax Receivable Agreement”). The DDH LLC Agreement also allows for distributions to be made by DDH LLC to its members on a pro rata basis out of “distributable cash,” as that term is defined in the agreement. We expect DDH LLC may make distributions out of distributable cash periodically to the extent permitted by our agreements governing our indebtedness and necessary to enable us to cover our operating expenses and other obligations, including our tax liability and obligations under the Tax Receivable Agreement, as well as to make dividend payments, if any, to the holders of our Class A common stock.
LLC Unit Redemption Right
The DDH LLC Agreement provides a redemption right to DDM which entitles it to have its LLC Units redeemed, from time to time at its election (subject to the terms of the DDH LLC Agreement), for newly issued shares of our Class A common stock on a one-for-one basis (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). Upon the exercise of the redemption right, DDM will surrender its LLC Units to DDH LLC for cancellation. The DDH LLC Agreement requires that we contribute shares of our Class A common stock to DDH LLC in exchange for an amount of newly issued LLC Units in DDH LLC that are issued to us equal to the number of LLC Units redeemed from DDM. DDH LLC will then distribute the shares of our Class A common stock to DDM to complete the redemption. In the event of such a redemption election by DDM, Direct Digital Holdings may effect a direct exchange of Class A common stock. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Units that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
Indemnification
The DDH LLC Agreement provides for indemnification of the manager, members and officers of DDH LLC and their respective subsidiaries or affiliates.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,
AND 5% BENEFICIAL OWNERS
The following table sets forth the beneficial ownership of our Class A common stock and Class B common stock, as of October 16, 2024 (the “Determination Date”) by:
•each person, or group of affiliated persons, who is known to beneficially own more than 5% of either our Class A common stock or our Class B common stock;
•each of our named executive officers for fiscal year 2023 shown in our Summary Compensation Table;
•each of our current directors; and
•all of our current directors and executive officers as a group.
As of the Determination Date, there were 3,795,199 shares of our Class A common stock outstanding and 10,868,000 shares of our Class B common stock outstanding. As described in the section titled “Related-Person Transactions” above, DDM is entitled to have its LLC Units redeemed for shares of Class A common stock on a one-for-one basis (subject to customary adjustments, including for stock splits, stock dividends and reclassifications) in accordance with the terms of the DDH LLC Agreement; provided that, at our election, we may effect a direct exchange of such Class A common stock. In connection with our initial public offering, we issued to DDM one share of Class B common stock for each LLC Unit it owns.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities, including options and warrants that are currently exercisable or exercisable within 60 days of the Determination Date. Shares of our Class A common stock issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Exchange Act. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.
Unless otherwise indicated, the address for each director and executive officer listed is: c/o Direct Digital Holdings, Inc., 1177 West Loop South, Suite 1310, Houston, Texas 77027.

	Shares of Class A Common Stock Beneficially Owned			Shares of Class B Stock Beneficially Owned			Total Voting Power Beneficially Owned
	No. (4)		Percent	No.		Percent	No.	Percent
5% Stockholders
Direct Digital Management, LLC(1)	—		—%	10,868,000		100%	10,868,000	74.1%

Named Executive Officers and Directors
Mark Walker, Chairman and Chief Executive Officer	261,935		6.9%	5,489,000	(2)	50.5%	5,750,935	39.2%
Keith Smith, President and Director	192,657		5.1%	5,379,000	(2)	49.5%	5,571,657	38.0%
Diana P. Diaz, Chief Financial Officer	14,613	(3)	*	—		— %	14,613	*
Richard Cohen, Director	38,183		1.0%	—		— %	38,183	*
Antoinette R. Leatherberry, Director	38,071		1.0%	—		— %	38,071	*
Mistelle Locke, Director	12,634		0.3%	—		— %	12,634	*
All executive officers and directors as a group (8 persons)(3)	588,895		15.5%	10,868,000		100%	11,456,895	78.1%
*Less than 1%
(1)Direct Digital Management, LLC is a holding company in which Mark Walker, our Chairman and Chief Executive Officer, and Keith Smith, our President, each indirectly hold an approximately 50% economic and voting interest, as adjusted for redemptions of LLC Units in exchange for shares of Class A Common Stock of the Company. AJN Energy & Transport Ventures, LLC and SKW Financial LLC directly hold the equity interests in Direct Digital Management, LLC. Mr. Walker and his wife share voting and dispositive power with respect to the shares of Class B common stock held by AJN Energy & Transport Ventures, LLC. Mr. Smith and his wife share voting and dispositive power with respect to the shares of Class B common stock held by SKW Financial LLC.
(2)Consists of the shares owned by Direct Digital Management, LLC. Each of Messrs. Walker and Smith indirectly hold an approximately 50% economic and voting interest in Direct Digital Management, LLC, as adjusted for redemptions of LLC Units in exchange for shares of Class A Common Stock of the Company. AJN Energy & Transport Ventures, LLC and SKW Financial LLC directly hold the equity interests in Direct Digital Management, LLC. Mr. Walker and his wife share voting and dispositive power with respect to the shares of Class B common stock held by AJN Energy & Transport Ventures, LLC. Mr. Smith and his wife share voting and dispositive power with respect to the shares of Class B common stock held by SKW Financial LLC.
(3)Includes: 6,217 shares of Class A common stock that can be acquired by Ms. Diaz upon the exercise of stock options that are vested or vesting within 60 days of the Measurement Date.

PROPOSAL NO. 1
ELECTION OF DIRECTORS; NOMINEES
Our Bylaws provide that the Board shall consist of no fewer than four nor more than 12 members, as determined from time to time by resolution of the Board. Our Board currently consists of five members. The persons nominated for election as director are: Mark Walker, Keith Smith, Richard Cohen, Antoinette R. Leatherberry and Mistelle (Misty) Locke. For information about each of the nominees and our Board generally, please see “Corporate Governance — Our Board of Directors” beginning on page 8. If elected, the nominees will hold office until the next annual meeting or until a respective successor is duly elected and has been qualified, or until such director dies, resigns, or is removed from office. Each nominee listed above has consented to being named in this proxy statement and has agreed to serve if elected. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.
If a choice is specified on the proxy card, in an Internet vote or in a mobile device vote by the stockholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” all of the nominees. The affirmative vote of the holders of a plurality of the shares of our Class A common stock and our Class B common stock, voting together as a single class and entitled to vote at the annual meeting at which a quorum is present is required for the election of the nominees.

The Board unanimously recommends a vote “FOR” the election of all of the nominees for director.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Board is submitting the selection BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2024 to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise. If BDO USA, P.C. is not ratified as our independent registered public accounting firm by our stockholders, the Audit Committee will review its future selection of an independent registered public accounting firm. BDO USA, P.C. will still serve as our independent registered public accounting firm for the year ending December 31, 2024, if it is not ratified by our stockholders. The affirmative vote of the majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the ratification of the appointment of BDO USA, P.C.

The Board unanimously recommends a vote “FOR” ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

PROPOSAL NO. 3
AMENDMENT TO THE COMPANY’S 2022 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S CLASS A COMMON STOCK ISSUABLE THEREUNDER
The Board is submitting to the stockholders for approval an amendment to the Company’s 2022 Omnibus Incentive Plan (“the “2022 Omnibus Plan”) to increase the number of shares of the Company’s common stock authorized for issuance thereunder by 2,000,000 to 3,500,000. As of October 16, 2024, 525,800 shares of the Company’s common stock were available to issue under the 2022 Omnibus Plan. As a result, assuming approval of this Proposal by the stockholders, the total amount of shares authorized under the 2022 Omnibus Plan would be 3,500,000, inclusive of 1,500,000 shares already issued from the plan’s inception in 2022 through October 16, 2024. As of October 16, 2024, the per share closing price of our common stock was $2.77.
The text of the amendment is attached to this proxy statement as Annex A. The text of the 2022 Omnibus Plan is attached as Exhibit 10.3 of the Company’s Annual Report on Form 10-K filed with the SEC on October 15, 2024.
The Board believes that it is prudent and in the best interest of the Company to increase the number of shares of common stock authorized for issuance under the 2022 Omnibus Plan in order to maintain a reserve of shares available for use as equity compensation grants. The Board believes that equity compensation serves to align the interests of our management, employees and other service providers with the interests of our stockholders, link pay to performance, and provide a strong incentive to our talented executives and employees to both join and remain with the Company. Importantly, equity compensation allows us to conserve our crucial cash resources while still being able to attract high quality employees and service providers and competitively compensate our experienced management team. The proposed change to the 2022 Omnibus Plan is intended to ensure that the plan remains available to properly reward and provide incentive for employees and other service providers who are responsible for long-term success of the Company. If we are not able to grant equity awards, we risk losing our executives, employees and other service providers to our competition, which would be disruptive and detrimental to our goals and, ultimately, to our ability to create value for our stockholders.
Key Provisions
The following is a summary of certain key provisions of the 2022 Omnibus Plan:

Provision of Plan	Description
Eligible Participants:
Employees, directors, consultants and advisors of the Company or affiliates thereof. As of October 16, 2024, there were approximately 79 employees and 3 directors of the Company and its affiliates eligible to participate in the 2022 Omnibus Plan. Award recipients are selected in the discretion of our compensation committee, or a delegate thereof.

Share Reserve:	Total of 3,500,000 shares (as increased by this amendment) of the Company’s common stock.

Award Types:	•Nonstatutory stock options; •Incentive stock options; •Stock appreciation rights; •Restricted stock; •Restricted stock units; •Phantom stock awards; •Stock bonuses; and/or •Cash bonus awards.

Repricings:	Repricing of outstanding options and stock appreciation rights is not permitted without the approval of the Company’s stockholders.

Plan Termination Date:	January 17, 2032

General Information About the 2022 Omnibus Plan
On January 17, 2022, our board of directors adopted and our stockholders approved the 2022 Omnibus Plan. The purpose of the 2022 Omnibus Plan is to enable the Company to attract, retain and motivate its employees and other service providers by providing for or increasing their proprietary interests in the Company.
The 2022 Omnibus Plan is a stock incentive plan under which we may offer securities of the Company to eligible participants. The 2022 Omnibus Plan permits the Company to satisfy any awards under the 2022 Omnibus Plan by distributing to participants (1) authorized and unissued shares of the Company’s common stock, (2) shares of common stock held in the Company treasury, (3) shares of the Company’s common stock purchased on the open market, (4) shares of the Company’s common stock acquired through private purchase or (5) a combination of items (1) – (4).
Eligibility
Employees, directors, officers and consultants or advisors of the Company and its affiliates are eligible for awards under the 2022 Omnibus Plan; provided, however, that any employee covered by a collective bargaining agreement will only be able to participate in the 2022 Omnibus Plan if eligibility to participate is set forth in the applicable collective bargaining agreement. Presently, none of our employees are covered by a collective bargaining agreement. Our compensation committee (as discussed below) has the sole and complete authority to determine who will be granted awards under the 2022 Omnibus Plan.
Administration
The 2022 Omnibus Plan may be administered by the compensation committee, or if our board of directors is acting as our compensation committee, certain independent members of our board of directors. Presently, the compensation committee administers the 2022 Omnibus Plan, except in the case of awards to non-employee directors, which are administered by our board of directors. The compensation committee in its discretion may delegate certain of its duties with respect to the 2022 Omnibus Plan to officers of the Company.
The compensation committee or, in the case of awards to non-employee directors, our board of directors, has the authority to: (1) designate 2022 Omnibus Plan participants; (2) determine the type of awards to be granted to each participant and the number of shares subject to such awards; (3) determine the terms and conditions of any agreements relating to awards granted under the 2022 Omnibus Plan (agreements may differ among participants); (4) determine when, whether, to what extent, and the method by which an award may be (a) settled in cash, shares of stock, other securities or other property and (b) settled, exercised, canceled, forfeited or suspended; (5) determine the terms of deferrals, if any, related to the payment of stock or cash due under the 2022 Omnibus Plan; (6) accelerate the exercisability of any option or SAR and remove any restrictions on awards; (7) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the 2022 Omnibus Plan and any agreements granted thereunder; (8) establish, amend, suspend or waive rules and regulations related to the 2022 Omnibus Plan; (9) appoint agents as it deems appropriate for the administration of the 2022 Omnibus Plan; and (10) make other determinations related to the 2022 Omnibus Plan or awards issued thereunder as it deems necessary or desirable.
Duration; Plan Amendments
The 2022 Omnibus Plan expires by its terms on the tenth anniversary of the effective date of the 2022 Omnibus Plan, which is January 17, 2032. No awards can be granted under the 2022 Omnibus Plan after the 2022 Omnibus Plan has terminated. However, awards granted prior to the date on which the 2022 Omnibus Plan terminates will not be affected by the termination and the terms and conditions of the 2022 Omnibus Plan will continue to apply to those awards.
Our board of directors has the right to amend, alter, suspend, or terminate the 2022 Omnibus Plan, even before the date on which the 2022 Omnibus Plan is otherwise scheduled to terminate, subject to stockholder approval if necessary to comply with tax, regulatory and stock exchange requirements. The compensation committee may also amend outstanding awards or cancel any award and provide a substitute award, subject to the participants’ consent, if it would impair the rights of the award holder. As discussed below, however, awards may be cancelled in return for a cash payment upon the occurrence of a change in control and under certain other circumstances.

Shares Available for Issuance
The maximum number of shares of common stock that may be issued pursuant to awards granted under the 2022 Omnibus Plan is 3,500,000, as increased by this Amendment, subject to certain adjustments for corporate transactions, as described in the section entitled “— Additional Information — Adjustments” below. On termination, forfeiture, or expiration of an award, the number of shares of common stock subject to such award will become available again for grant under the 2022 Omnibus Plan. Additionally, shares subject to an award that are not delivered to a participant because they are used to satisfy a tax withholding obligation or are withheld to pay all or a portion of an option’s exercise price will again become available for grant under the 2022 Omnibus Plan. In addition, shares of the Company’s common stock will not be considered used if the award to which they relate is settled in cash. Further, shares subject to awards granted in assumption or substitution of outstanding awards of an acquired entity shall not be counted against the shares of our common stock available for issuance under the 2022 Omnibus Plan.
Awards
Stock Options and Stock Appreciation Rights
Stock options may be granted under the 2022 Omnibus Plan. The Committee sets the terms of the stock option grant at the time the grant is made. These terms are described in a stock option award agreement.
The Committee, in its discretion, may designate stock options granted under the 2022 Omnibus Plan as either nonqualified stock options or incentive stock options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”). ISOs have certain unique tax characteristics discussed below. The stock option agreement will indicate whether the stock options are nonqualified stock options or ISOs. Please note, however, that, even if all of the stock options are designated as ISOs, only those stock options so designated that first become vested and exercisable in a calendar year having an aggregate fair market value (determined at the date of grant) of $100,000 will be eligible to receive ISO tax treatment. Any additional stock options that become vested during that calendar year will be treated as nonqualified stock options for tax purposes. If an ISO is granted to a 2022 Omnibus Plan participant who owns more than 10% of the voting power of all classes of stock of the Company, such ISO will expire five years after the date of grant and the exercise price will be at least 110% of the fair market value of the of the stock subject to the ISO on the date of grant.
Once a stock option vests, holders of stock options granted pursuant to the 2022 Omnibus Plan will be able to exercise that stock option for a period determined by the Committee and set forth in their stock option agreement. Although the period during which an option may be exercised may vary from award to award, the longest period of time for which an option will remain exercisable is ten years from the date it is granted (or five years from the date it is granted for certain ISOs, as noted above). If a participant’s employment terminates, the period during which they can exercise their vested stock options may change depending on the terms of their option agreement.
Stock appreciation rights (“SARs”) may be granted either in conjunction with or independent of an option award. SARS will become vested, exercisable and transferable pursuant to the vesting schedule in the applicable award agreement, or, if granted in conjunction with an option, pursuant to the same vesting schedule included in the option award agreement. Except as otherwise provided in the case of a SAR granted in connection with an option, a SAR will expire no later than ten years after the date of grant. Upon exercise, SARs can be paid out in shares of the Company or cash as determined by the compensation committee; however, fractional shares will be settled only in cash.
Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards and Cash Bonus Awards
Restricted stock units, stock bonus wards, cash bonus awards and stock appreciation rights may be granted under the 2022 Omnibus Plan. The Committee will set the terms of such awards at the time of grant and will describe these terms in the applicable award agreement.

Dividend Equivalent Rights
Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to any awards granted under the 2022 Omnibus Plan other than options or SARs.
Additional Information
Adjustments
The 2022 Omnibus Plan provides for appropriate adjustments or substitutions in the number of shares of common stock subject to awards and available for future awards, the exercise price of outstanding awards, and/or the kind of shares or other consideration subject to an award in the event of (1) changes in our outstanding common stock by reason of a merger, stock split, reorganization, recapitalization, extraordinary cash dividends or similar events or transactions or (2) changes in applicable law that results in substantial dilution or enlargement of the rights granted to participants or that otherwise interferes with the intended operation of the 2022 Omnibus Plan.
Repricing
Repricing of options and SARs is generally prohibited under the 2022 Omnibus Plan without approval of our stockholders, except for adjustments as provided for in the immediately preceding paragraph.
Change in Control
If, in contemplation of a “change in control” (as defined in the 2022 Omnibus Plan) at the acquiror’s request or suggestion, a participant’s employment or service with the Company or an affiliate is terminated by the Company without “cause” or by the participant for “good reason” (each as defined in the 2022 Omnibus Plan), all awards held by such participant become fully vested.
In the event of a change in control, the surviving, continuing, successor or purchasing entity, as applicable, may choose to either (i) continue (or cause a successor entity to assume and continue) each outstanding award under the 2022 Omnibus Plan, subject to appropriate adjustments to the number, type and price of shares subject to the award; (ii) replace the outstanding awards with a substantially equivalent award with respect to the acquiring entity’s stock; or (iii) cancel the outstanding awards in return for a cash payment based on the value of the underlying shares.
With respect to awards subject to performance conditions, all incomplete performance periods in effect on the date the change in control occurs will end on such date of the change in control, and the compensation committee will determine the extent to which the performance goals with respect to each such award period have been met based upon such audited or unaudited financial information then available, as it deems relevant; and the awards will be settled based on the extent that the performance goals have been achieved as of such date, as determined by the compensation committee.
Other awards that are not assumed, continued or replaced will vest in full upon the change in control. With respect to awards that are assumed, continued or replaced, unless the applicable award agreement provides otherwise, if a participant’s employment or service with the Company or an affiliate is terminated by the Company without cause or by the participant for good reason within twelve months of a change in control, all awards held by such participant become fully vested.
Additionally, in the event of a change in control, if an excise tax under Code Section 4999 will be triggered by any payments owed to a participant in connection with or contingent upon the change in control, the Company will reduce the aggregate amount of the payments payable to the participant such that no excise tax will be assessed, unless the after-tax payment, even with the excise tax, will be a greater value than the value resulting from the reduction and avoidance of the excise tax.
Tax Withholding
Participants in the 2022 Omnibus Plan must make a cash payment to the Company, or make other arrangements satisfactory to the compensation committee, to satisfy the tax withholding obligations that arise under applicable law with respect to an award granted under the 2022 Omnibus Plan, including without limitation any U.S.

federal income and employment taxes and other applicable state and local taxes. Under certain circumstances, participants may be permitted to satisfy their tax withholding obligation, in whole or in part, by having us withhold shares from the common stock subject to the award.
Transferability and Assignment
In general, participants in the 2022 Omnibus Plan can exercise an option or SAR or receive payment in settlement of any other award received under the 2022 Omnibus Plan only during their lifetime. Unless the agreement under which the award was granted provides otherwise, participants cannot transfer awards, except by will or the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction.
Award Termination; Forfeiture
The Committee will have full power and authority to determine whether, to what extent and under what circumstances any award will be terminated or forfeited. To the extent not provided for otherwise in the award agreement, if a participant is terminated for “cause” (as defined in the 2022 Omnibus Plan), engages in any activity that is competitive with the company or an affiliate or acts contrary to the best interest of the Company or any affiliate in a manner that results in material injury to the Company, then any unexercisable or unvested award to such participant may be cancelled. Awards granted under the 2022 Omnibus Plan are also subject to any clawback, compensation recovery policy or minimum stock holding period requirement adopted by the Company.
Summary of Federal Income Tax Consequences of the 2022 Omnibus Plan
The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2022 Omnibus Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2022 Omnibus Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.
If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.
If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option so long as the exercise price is equal to the fair market value of the stock on the date of grant and the option (and not the underlying stock) does not have a readily ascertainable fair market value at such time. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.
Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.
Stock Appreciation Rights
A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock
A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.
Restricted Stock Units
No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.
The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the U.S. federal income tax consequences to the participant and the Company with respect to the grant and exercise of options and other awards under the 2022 Omnibus Plan. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

Cash-Based Awards or Dividend Equivalent Rights
Generally, any cash payments a participant receives in connection with an award under the 2022 Omnibus Plan are taxable as ordinary income in the year received or made available to the participant without substantial limitations or restrictions.
Stock Options Previously Granted
The following table sets forth information, as of October 16, 2024, with respect to the number of stock options granted under the 2022 Omnibus Plan since its inception to the persons and groups listed below (not including any shares forfeited or withheld):

Name and Principal Position	Number of Shares Underlying Option Grants (#)
Mark Walker Chief Executive Officer	90,810
Keith Smith, President	90,810
Diana Diaz, Chief Financial Officer	18,650
Anu Pillai, Chief Technology Officer	24,965
Maria Vilchez Lowrey, Chief Growth Officer	18,015
All current executive officers, as a group (5 individuals)	243,250
All current directors who are not executive officers, as a group (3 individuals)	—
All employees (other than current executive officers) as a group	164,415
Description of the Proposed Amendment to the 2022 Omnibus Plan
The proposed amendment to the 2022 Omnibus Plan will only become effective if approved by our stockholders. The 2022 Omnibus Plan currently provides that the maximum aggregate number of shares which may be issued pursuant to all awards under the 2022 Omnibus Plan is 1,500,000. The proposed amendment to the 2022 Omnibus Plan will increase the number of shares authorized under the 2022 Omnibus Plan by 2,000,000 shares (from 1,500,000 shares to 3,500,000 shares). If the Company’s stockholders do not approve this proposal at the Annual Meeting, the current 2022 Omnibus Plan will continue in its current form and we will continue to grant equity awards under the 2022 Omnibus Plan, to the extent shares remain available under the existing terms thereof.
New Plan Benefits
The amount of each participant’s future awards under the 2022 Omnibus Plan will be determined based on the discretion of the compensation committee or the Board and therefore are not determinable at this time.
The Board believes that it is prudent and in the best interest of the Company to increase the number of shares of common stock authorized for issuance under the Company’s 2022 Omnibus Plan in order to maintain a reserve of shares available for use as equity compensation grants. The Board believes that equity compensation serves to align the interests of our management, employees and other service providers with the interests of our stockholders, link pay to performance, and provide a strong incentive to our executives and employees to both join and remain with the Company. Importantly, equity compensation allows us to conserve our crucial cash resources while still being able to attract high quality employees and competitively compensate our management team. The proposed changes to the Company’s 2022 Omnibus Plan are intended to ensure that the plan remains available to properly reward and provide incentive for service providers who are responsible for long-term success of the Company. If we are not able to grant equity awards, we risk losing our executives and employees to our competition, which would be disruptive and detrimental to our goals and, ultimately, to our ability to create value for our stockholders.

Required Vote
The affirmative vote of a majority of the voting power of the shares present, virtually at the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting is required to amend the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A common stock issuable thereunder.

The Board unanimously recommends a vote “FOR” the amendment to the 2022 Omnibus Incentive Plan.

PROPOSAL NO. 4
APPROVAL OF THE ISSUANCE OF 8,500,000 SHARES OF CLASS A COMMON STOCK, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(D), PURSUANT TO THE EQUITY RESERVE FACILITY
Overview
As described in more detail below, on October 18, 2024, we entered into a Share Purchase Agreement (the “Purchase Agreement”) with New Circle Principal Investments LLC (“New Circle”) establishing an equity reserve facility (the “Equity Reserve Facility”), pursuant to which New Circle has committed to purchase, subject to certain limitations, up to $20 million of shares of our Class A common stock, from time to time, at our discretion.
Because our Class A common stock is listed on the Nasdaq Capital Market, we are subject to the applicable rules of the Nasdaq, including Nasdaq Listing Rule 5635(d), which requires stockholder approval prior to a listed company issuing its common stock (or securities convertible into or exercisable for common stock), other than in a public offering, in an amount equal to or greater than 20% of the outstanding common stock or voting power of the issuer prior to the offering if the price is below the “Minimum Price” (as determined in accordance with Nasdaq rules). Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price of our common stock immediately preceding the signing of the binding agreement; or (ii) the average closing price of our common stock for the five trading days immediately preceding the signing of the binding agreement. The purchase price of the shares that may be sold to New Circle under the Equity Reserve Facility will be based on an agreed upon discount to the market price of our Class A Common Stock. Accordingly, under Nasdaq Listing Rule 5635(d), we may not issue to New Circle under the Purchase Agreement more than 19.99% of the shares of all classes of the Company’s common stock outstanding immediately prior to our entry into the Equity Reserve Facility, or 2,932,113 shares, without obtaining stockholder approval.
Equity Reserve Facility
Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to direct New Circle to purchase up to $20 million of our Class A common stock. Such sales of Class A common stock by us, if any, will be subject to certain limitations, and may occur from time-to-time in the Company’s sole discretion for a period of 36 months, commencing once certain conditions are satisfied. Upon the Company’s submission of a purchase notice, New Circle is obligated to purchase shares of Class A Common Stock as the Company directs, subject to certain conditions and limitations, and such shares will be issued by the Company to New Circle. New Circle will pay a price per share calculated based on a discount to recent trading prices of the Class A Common Stock, which will be, at our election:
•96% of the volume weighted average price per share of our Class A Common Stock during the period commencing (i) if the Company submits the purchase notice prior to 9:00 a.m. Eastern Time on a trading day, the open of trading on such day, or (ii) if the Company submits the purchase notice after 9:00 a.m. Eastern Time on a trading day, the opening of trading on the immediately succeeding trading day, and in each case, ending on 4:00 pm Eastern Time on such trading day; or
•97.5% of the lowest daily volume weighed average price per share of our Class A Common Stock during the three consecutive trading days commencing on (i) if we submitted the purchase notice prior to 9:00 a.m. Eastern Time on a trading day, the open of trading on such day, or (ii) if we submitted the purchase notice after 9:00 a.m. Eastern Time on a trading day, the opening of trading on the immediately succeeding trading day.
There are no upper limits on the price per share that New Circle must pay for shares of the Company’s Class A Common Stock. Actual sales of shares of Class A Common Stock to New Circle will depend on a variety of factors to be determined by the Company from time-to-time, including, among other things, market conditions, the trading price of the Company’s Class A Common Stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.
Under the applicable Nasdaq rules and the terms of the Purchase Agreement, the Company may not issue to New Circle under the Purchase Agreement more than 19.99% of the shares of all classes of the Company’s common stock outstanding immediately prior to the execution of the Purchase Agreement, or 2,932,113 shares (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of its Class A Common Stock in excess of the

Exchange Cap in accordance with applicable Nasdaq rules or (ii) the average purchase price per share paid by New Circle for all shares of the Company’s Class A Common Stock that the Company elects to sell to New Circle under the Purchase Agreement equals or exceeds the lower of (a) the Nasdaq official closing price for the Company’s Class A Common Stock immediately preceding the execution of the Purchase Agreement or (b) the average Nasdaq official closing price for the five Trading Day period immediately preceding the execution of the Purchase Agreement.
Additionally, as partial consideration for New Circle’s irrevocable commitment to purchase shares of the Company’s Class A Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, the Company paid New Circle a structuring fee of $15,000 and a legal fee of $15,000. The Company will also pay a commitment fee of $150,000 to New Circle, which we may issue in the form of the Company’s Class A Common Stock (the “Commitment Fee Shares”), the market value of which shall be determined based on the closing price of the Class A Common Stock on the date the registration statement registering the resale of the shares sold in the Equity Reserve Facility is declared effective by the SEC. Based on the pricing mechanism in the Purchase Agreement, and our obligation to pay the commitment fee, which we may satisfy by issuing Commitment Shares, we do not expect to issue the shares at or above the two market measures that would otherwise exempt the issuances from Nasdaq’s stockholder approval requirement.
Why We Need Stockholder Approval
As noted above, the number of shares of our Class A Common Stock that may be issued in the aggregate pursuant to the Purchase Agreement, including the Commitment Fee Shares, is limited to the Exchange Cap of 2,935,113 shares, unless stockholder approval to exceed the Exchange Cap is approved. Our board of directors has determined that the Purchase Agreement and our ability to issue shares of our Class A Common Stock pursuant to the Equity Reserve Facility thereunder in excess of the Exchange Cap is in the best interests of the Company and its stockholders as the Purchase Agreement provides us with a reliable source of capital for working capital and general corporate purposes.
The board of directors is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement, as the Purchase Agreement has already been executed. In order to retain maximum flexibility to issue and sell up to the maximum of $20 million of shares in the Equity Reserve Facility, we are seeking stockholder approval to issue, pursuant to the Purchase Agreement, up to an additional 8,500,000 shares of the Company’s Class A Common Stock, which means that we will sell in excess 20% of the Company’s issued and outstanding Common Stock as of October 18, 2024 (the date we entered into the Purchase Agreement).
Potential Consequences if Proposal No. 4 is Not Approved
If the stockholders do not approve this proposal, we will be unable to issue any shares of our Class A Common Stock pursuant to the Equity Reserve Facility in an amount greater than 19.99% of the total number of shares of common stock outstanding immediately prior to the execution of the Common Stock Purchase Agreement, or 2,932,113 shares. We estimate that the net proceeds to us from the sale of only 2,932,113 shares our Class A Class A Common Stock to New Circle under to the Purchase Agreement would be up to approximately $7.5 million, assuming that we sell all such shares at $2.77 per share, the closing price per share of Class A Common Stock on the Nasdaq Capital Market on October 16, 2024, after other estimated fees and expenses. Accordingly, if stockholder approval of this proposal is not obtained, we may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. If we utilize the full Equity Reserve Facility, we expect to receive gross proceeds of approximately $20 million upon issuance of all of the shares sellable under the facility. However, any sales under the Equity Reserve Facility are at our discretion and we may sell less than $20 million of shares of our Class A common stock, or no shares at all.
Our ability to successfully implement its business plans and ultimately generate value for its stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs. If we are unable to issue shares under to the Equity Reserve Facility in an amount greater than 2,935,113 shares, we may be unable to fully satisfy our ongoing business needs on the terms or timeline we anticipate, if at all, the effect of which could materially and adversely impact future operating results, and result in a delay in or modification or abandonment of our business plans.
Potential Adverse Effects of the Approval of Proposal No. 4
The issuance of shares of Class A Common Stock to New Circle pursuant to the terms of the Purchase Agreement will not affect the rights of the holders of our outstanding Class A Common Stock, but such issuances will have a dilutive effect on our existing stockholders, including the voting power and economic rights of existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our Class A Common Stock issuable to New Circle could adversely affect prevailing market prices of our Class A Common Stock.
Required Vote
The affirmative vote of the majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this proposal.

The Board unanimously recommends a vote “FOR” the approval of the Issuance Proposal.

ADDITIONAL INFORMATION
Householding of Annual Meeting Materials
Some bank, brokerage firm or other nominee record holders may be participating in the practice of “householding” proxy materials, including the Internet Notice. This means that only one copy of the Internet Notice and, if applicable, a single set of the proxy statement and 2024 Annual Report, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any document to you if you contact us at: Direct Digital Holdings, Inc. 1177 West Loop South, Suite 1310, Houston, Texas 77027, Attn: Diana Diaz. You may also contact us at (832) 402-1051.
If you want to receive separate copies of the notice of internet availability, or proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address or phone number.
Stockholder Proposals for Our 2025 Annual Meeting
Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Acting Corporate Secretary, Diana Diaz, at 1177 West Loop South, Suite 1310, Houston, Texas 77027, no later than July 18, 2025, which is the date that is 120 calendar days prior to the anniversary of the date of this year’s proxy statement. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.
Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to Diana Diaz, our Acting Corporate Secretary, at the above address, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than August 29, 2025, and no later than September 28, 2025. If a stockholder fails to provide timely notice of a proposal to be presented at our 2025 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting. Stockholders are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than October 28, 2025.
Other Matters
Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.
Solicitation of Proxies
We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference
The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2023, delivered to you together with this proxy statement, is hereby incorporated by reference.

Annex A
AMENDMENT TO DIRECT DIGITAL HOLDINGS, INC.
2022 OMNIBUS INCENTIVE PLAN
This Amendment to the Direct Digital Holdings, Inc. 2022 Omnibus Incentive Plan (the “Plan”), has been adopted by the Board of Directors (the “Board”) and approved by the stockholders of Direct Digital Holdings, Inc. (the “Company”), to be effective as of _____________, 2024.
WITNESSETH:
WHEREAS, the Company adopted the Plan for the purposes set forth therein;
WHEREAS, pursuant to Section 17 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided such amendment must be subject to stockholder approval if necessary to comply with applicable exchange listing requirements;
WHEREAS, increasing the number of shares available for issuance under the Plan, as provided for this in Amendment, requires stockholder approval; and
WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:
1. Section 5(a) of the Plan is hereby amended in its entirety as follows:
Subject to Section 15, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan as of the Effective Date is 3,500,000 shares of Stock, all of which may be granted pursuant to Incentive Stock Options.
Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.
The foregoing is hereby acknowledged as being an Amendment to the Plan, as adopted by the Board on November 5, 2024, and approved by the Company’s stockholders on _____________, 2024.

1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on December 26, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DRCT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MOBILE DEVICE
Use any smartphone or tablet to scan the QR Barcode above using the QR Reader, and you will be taken directly to the Internet voting website. Vote by 11:59 P.M. Eastern Time on December 26, 2024. Have your proxy card in hand when you visit the Internet voting website and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59123-P20910 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DIRECT DIGITAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark D. Walker
02) Keith W. Smith
03) Richard Cohen
04) Antoinette Leatherberry
05) Mistelle Locke

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxies are authorized to act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V59124-P20910

DIRECT DIGITAL HOLDINGS, INC.
Annual Meeting of Stockholders
December 27, 2024 9:30 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark Walker and Diana Diaz, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of all classes of common stock of DIRECT DIGITAL HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Central Time on December 27, 2024, live via the internet at www.virtualshareholdermeeting.com/DRCT2024.

The undersigned hereby also authorize(s) the proxy, in his or her discretion, to vote on any other business that may properly be brought before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side